UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2009

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2009, the Board of Directors of National Fuel Gas Company (the "Company") approved an agreement to extend the duration of the Director Services Agreement entered into in June 2008 by the Company and Philip C. Ackerman, the Chairman of the Board of Directors of the Company. Pursuant to the agreement approved June 11, 2009, the period during which Mr. Ackerman will serve under the Director Services Agreement as the non-executive non-employee Chairman of the Board of Directors (the "Chairman Services Period") is extended up to and through the conclusion of the 2010 Annual Meeting of Stockholders of the Company. In the event that the 2010 Annual Meeting of Stockholders of the Company is not held by May 31, 2010, the Chairman Services Period will expire, unless otherwise extended by agreement of the Board of Directors, Mr. Ackerman and the Chief Executive Officer of the Company. All other terms and conditions of the Director Services Agreement remain in effect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

June 12, 2009	By:	/s/ James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary